UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM 8-K

_____________________

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NO.: 0-30058

Date of Report: November 2, 2007

AMERICAN WENSHEN STEEL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware

04-2621506

(State of other jurisdiction of

(IRS Employer

incorporation or organization

Identification No.)

c/o American Union Securities, 100 Wall Street – 15th Floor, New York, NY

10005

(Address of principal executive offices)

(Zip Code)

212-232-0120

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03

Change in Fiscal Year

On November 2, 2007 the Registrant’s Board of Directors approved a change in the Registrant’s fiscal year.  The new fiscal year will end on September 30.

On July 30, 2007 a corporation now-known as AWSG Sub, Inc. (then known as “American Wenshen Steel Group, Inc.”) was merged into a wholly-owned subsidiary of the Registrant.  AWSG Sub, Inc. is a holding company that owns 100% of the registered capital of Chaoyang Liaogang Special Steel Co., Ltd. (“Chaoyang Liaogang”), a corporation organized under the laws of The People’s Republic of China.  In connection with the merger the Registrant issued to the shareholders of AWSG Sub, Inc. shares equal to over 98% of the Registrant’s outstanding capital stock.  Therefore, Chaoyang Liaogang is now considered the reporting entity for accounting purposes.  For that reason, the Registrant has changed its fiscal year to conform to the fiscal year of Chaoyang Liaogang, which ends on September 30.

The Registrant will not file a report for a transition period as a result of the change in the Registrant’s fiscal year, since there has been no change in the periods of the Registrant’s financial statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Wenshen Steel Group, Inc.

Dated:  November 5, 2007

By:/s/ _Yang Kuidong ___________

Yang Kuidong

Chief Executive Officer